UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/30/2010

GLOBAL CROSSING LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16201

Bermuda	980189783
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Wessex House, 45 Reid Steet
Hamilton, Bermuda
HM12
(Address of principal executive offices, including zip code)

441-296-8600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On July 30, 2010, Global Crossing Limited (the "Company") issued a press release announcing the expiration of its exchange offer for any and all of its outstanding $750,000,000 in aggregate principal amount of 12% Senior Secured Notes due 2015 (the "Original Notes") for an equal principal amount of a new issue of 12% Senior Secured Notes due 2015 which have been registered under the Securities Act of 1933. Wilmington Trust FSB, the exchange agent for the exchange offer, has advised that $750,000,000 aggregate principal amount of the Original Notes were validly tendered and not validly withdrawn prior to the expiration of the exchange offer, which represents 100% of the aggregate principal amount of Original Notes outstanding upon commencement of the exchange offer. The Company has accepted for exchange all of the Original Notes validly tendered and not validly withdrawn and settlement will occur promptly.

The terms of the exchange offer are described in the prospectus as filed with the Securities and Exchange Commission on July 1, 2010. The press release announcing the expiration of the exchange offer is filed herewith as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING LTD

Date: August 02, 2010	By:	/s/ Mitchell C. Sussis
Mitchell C. Sussis
Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release, dated July 30, 2010, of Global Crossing Limited